Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2012, relating to the consolidated financial statements of MarkWest Energy Partners, L.P. and subsidiaries and the effectiveness of MarkWest Energy Partners, L.P.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of MarkWest Energy Partners, L.P. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 25, 2012